Exhibit 99.2

PRUDENTIAL TOWER BUILDING
SUITE 4800
BOSTON, MA 02199

VOTE BY INTERNET – www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Gillette Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Gillette Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GILCO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GILLETTE COMPANY

Your Board of Directors unanimously recommends that you vote for the following proposals:

	For	Against	Abstain
1.
A proposal to adopt the Agreement and Plan of Merger, dated as of January 27, 2005, among Procter & Gamble, Aquarium Acquisition Corp., a wholly-owned subsidiary of Procter & Gamble, and Gillette and approve the merger contemplated by the merger agreement.
	☐	☐	☐

2.
A proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement and approve the merger.
	☐	☐	☐

This proxy will be voted as specified by the shareholder, but if no choice is specified, it will be voted FOR both proposals.

HOUSEHOLDING ELECTION - Please check to receive future investor communications in a single package per household. To resume receiving individual copies within 30 days, please contact ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061.
Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Prudential Tower Building Boston, MA 02199

Notice of Special Meeting of Shareholders

Time:	10:00 a.m.

Date:	June 14, 2005

Place:	The Hotel du Pont 11th and Market Streets Wilmington, Delaware

Items of Business:	1.
A proposal to adopt the Agreement and Plan of Merger, dated as of January 27, 2005, among Procter & Gamble, Aquarium Acquisition Corp., a wholly-owned subsidiary of Procter & Gamble, and Gillette and approve the merger contemplated by the merger agreement.

2.
A proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement and approve the merger.

	3.	To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

Record Date:	You can vote if you were a shareholder of record on April 18, 2005.

By Order of the Board of Directors
Peter M. Green
Secretary

Boston, Massachusetts
[          ], 2005

Prudential Tower Building Boston, MA 02199
PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

P

R

O

X

Y

     The undersigned (a) revokes all prior proxies and appoints and authorizes Peter M. Green and Richard K. Willard and each of them with power of substitution, as the Proxy Committee, to vote the stock of the undersigned at the 2005 Special Meeting of the shareholders of The Gillette Company on June 14, 2005, and any adjournment thereof, as specified on the reverse side of this card on proposals 1 and 2 and, in their discretion, on all other matters incident to the conduct of the meeting and, if applicable, (b) directs, as indicated on the reverse, the voting of the shares allocated to the benefit plan account(s) of the undersigned at the Special Meeting and at any adjournment thereof. Plan shares for which no directions are received will be voted on the issue in proportion to those shares allocated to participant accounts of the same plan for which voting instructions on that issue have been received. Each trustee is authorized to vote in its judgment or to empower the Proxy Committee to vote in accordance with the Proxy Committee’s judgment on other matters incident to the conduct of the meeting and any adjournment thereof.

SEE REVERSE SIDE	(Important — To be signed and dated on reverse side)	SEE REVERSE SIDE